Volato Reports Fourth Quarter and Full Year 2023 Results

Improved Demand Mix Drove Higher Blended Yield and Aircraft Usage Revenue

Increased Size of Floating Fleet in FY 2023 to 24 HondaJet IIs

Expect Delivery of 10-14 New Aircraft in FY 2024

Atlanta, GA – March 26, 2024 - Volato Group, Inc. (NYSE American: SOAR) (“Volato” or the “Company”), a leading private aviation company and the largest HondaJet operator in the United States, today announced results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights

•Total revenue was $31.5 million
oAircraft sales revenue was $15.7 million
oAircraft usage revenue was $11.6 million
oManaged services revenue was $4.2 million
•Net loss was $23.6 million, including the impact of a $13.4 million non-cash charge
•Adjusted EBITDA1 was a loss of $8.1 million

Full Year 2023 Financial Highlights

•Total revenue was $73.3 million
oAircraft sales revenue was $21.4 million
oAircraft usage revenue was $37.8 million
oManaged services revenue was $14.1 million
•Net loss was $52.8 million, including the impact of a $13.4 million non-cash charge
•Adjusted EBITDA1 was a loss of $32.1 million

[1] Adjusted EBITDA is a non-GAAP measure. Please refer to the tables and related notes in this press release for a reconciliation and definition of non-GAAP financial measures.

Fourth Quarter and Full Year 2023 Operational Highlights

•Increased the size of our floating fleet to 24 HondaJet IIs with firm orders for 22 HondaJet IIs and 4 Gulfstream G280s to be delivered in 2024 and 2025
•Completed business combination resulting in public listing and raised over $40 million of total new capital in 2023
•Partnered with Banyan Air Services to expand maintenance capabilities in the Southeast for Volato’s growing fleet of HondaJets
•Launched Partner Benefits Program to provide Volato members with elevated luxury experiences
•Launched Volato Insider Program to drive additional non-owner demand
•Launched Vaunt app in Q4 2023 to efficiently monetize empty repositioning flights

Company Commentary

Matt Liotta, Co-Founder and Chief Executive Officer of Volato, commented, “2023 marked a successful year of executing on our strategic priorities, scaling our fleet, expanding market share, and continuing to demonstrate Volato’s exceptional value to customers. We expanded the size of our floating fleet to 24 HondaJets in 2023, increasing aircraft usage revenue by 162% year-over-year, and providing us with greater flexibility to meet growing customer demand. We are delivering higher and more efficient aircraft utilization through our suite of charter and jet card products, our new Partner Benefits Program, and our strategy for monetizing empty repositioning flights, all while diligently managing our cost base. These efforts helped improve Volato’s overall demand mix in 2023, with 48% of flight hours attributable to higher margin, non-owner flights, thus increasing our blended yield by 12% versus the prior year.
“Industry factors beyond our control – specifically aircraft delivery delays – put downward pressure on topline revenue in 2023. We are in close contact with our suppliers and partners and understand that production and supply chain issues are easing, providing us with good visibility into our 2024 and 2025 delivery pipeline. We expect continued fleet expansion will propel revenue and margin in several ways, including increased fractional sales and operating revenue, and more efficient aircraft utilization. We remain focused on growth and our path to profitability.”

Mark Heinen, Chief Financial Officer, commented, “Gross profit margins improved on a sequential basis through a disciplined approach to managing our cost base and pursuit of higher yielding non-owner flight hours over the course of 2023. The growth of our floating fleet delivered higher usage revenue, and we expect these trends to continue as we add new aircraft to the fleet throughout the year. We also anticipate an increase in plane sale revenues with the expected delivery of nine to eleven new jets in FY 2024, providing the business with momentum on our path to profitability.”

Key Metrics
(financial metrics in thousands, except KPIs)

	Three Months Ended			Twelve Months Ended
	December 31, 2023	December 31, 2022	Change YoY	December 31, 2023	December 31, 2022	Change YoY
Financial Metrics:
Revenue:
Aircraft sales	15,733	25,930	(10,197)	21,443	67,695	(46,252)
Aircraft Usage	11,568	5,236	6,332	37,787	14,417	23,370
Managed aircraft	4,160	4,749	(589)	14,108	14,594	(486)
Total Revenue	31,461	35,915	(4,454)	73,338	96,706	(23,368)
Net Loss	23,636	3,094	20,542	52,822	9,367	(43,455)
Adjusted EBITDA	(8,112)	(2,588)	(5,524)	(32,142)	(8,985)	(23,157)

Key Performance Indicators (KPIs):
Total Flight Hours	3,504	1,712	+1,792	11,273	5,031	+6,242
Empty Percentage	37.9%	39.0%	(1.1%)	38.8%	39.6%	(0.8%)
Demand Mix
Owner	52%	67%	(15%)	51%	79%	(28%)
Non-Owner	48%	33%	+15%	49%	21%	+28%
Blended Yield	$5,348	$4,926	+$422	$5,187	$4,629	+$558
Floating Fleet	24	11	+13	24	11	+13
Light Jet Market Share	2.9%	1.3%	+1.6%	2.9%	1.3%	+1.6%
Net Promoter Score	88	N/A	N/A	88	N/A	N/A

Fourth Quarter and Full Year Financial Summary

Total revenue for the fourth quarter decreased 12% primarily due to lower aircraft sales. Aircraft usage revenue for the fourth quarter increased 121% as a result of an increase in the number of aircraft in our floating fleet. Total revenue for the full year decreased 24% primarily due to lower aircraft sales. Aircraft usage revenue increased 162% as a result of an increase in the number of aircraft in our floating fleet.

Net Loss for the fourth quarter increased $20.5 million primarily due to a $13.4 million non-cash charge related to the change in fair value of our forward purchase agreement and higher operating selling, general and administrative expenses from the growth in our business. Net loss for the full year increased $43.5 million primarily due to lower gross profit from lower aircraft sales, a $13.4 million non-cash charge related to the change in fair value of our forward purchase agreement and higher operating selling, general and administrative expenses from the growth in our business.

Adjusted EBITDA loss for the fourth quarter increased $5.5 million primarily due to lower aircraft sales and higher selling, general and administrative expenses from the growth in our business. Adjusted EBITDA loss for the full year increased $23.2 million primarily due to lower aircraft sales and higher selling, general and administrative expenses from the growth in our business.

The growth in our floating fleet increased fourth quarter 2023 flight hours 105% over the prior year and increased full year 2023 flight hours 124% over the prior year.

Demand mix continues to improve with 48% of flight hours by higher yielding non-owner flights, increasing the fourth quarter 2023 blended yield to $5,348, 9% higher than the prior year.

Balance Sheet and Liquidity

The Company ended the fourth quarter 2023 with $14.5 million of cash, and cash equivalents. The Company believes that it has sufficient cash to achieve profitability based on its forecasted aircraft sales and flight operations.

Conference Call

Volato will host a conference call to discuss its Fourth Quarter and Full Year 2023 results at 8:00 AM ET on March 26, 2024.

Interested parties can access the conference call by dialing (866) 605-1830 for toll free access or +1(215) 268-9881. The live call will also be available via webcast on Volato’s Investor Relations website: https://ir.flyvolato.com/.

A replay of the call will be available until April 25, 2024, and can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using the Access ID: 13744837.

About Volato
Volato (NYSE American: SOAR) is a leader in private aviation, redefining luxury air travel through modern, efficient, and customer-designed solutions. Volato provides a fresh approach to fractional ownership, aircraft management, jet card, deposit and charter programs, all powered by advanced, proprietary mission control technology. Volato's fractional programs uniquely offer flexible hours and a revenue share for owners across the world’s largest fleet of HondaJets, which are optimized for missions of up to four passengers. For more information visit www.flyvolato.com.
All Volato Part 135 charter flights are operated by its DOT/FAA-authorized air carrier subsidiary (G C Aviation, Inc. d/b/a Volato) or by an approved vendor air carrier.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's or the Board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the challenges associated with executing our growth strategy, including expected deliveries of aircraft and related sales, and developing, marketing and consistently delivering high-quality services that meet customer expectations. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore,

Volato disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Volato’s control, that are described in Volato’s periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023, and other factors that Volato may describe from time to time in other filings with the SEC. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Media:
media@flyvolato.com

For Investors:
investors@flyvolato.com

VOLATO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$14,486	$5,777
Accounts receivable, net	2,990	1,880
Deposits	25,125	833
Prepaid expenses and other current assets	3,897	2,211
Total current assets	46,498	10,701

Property and equipment, net	846	348
Operating lease, right-of-use assets	1,278	1,574
Equity-method investment	154	1,159
Deposits	15,691	12,123
Forward purchase agreement	2,982	—
Restricted cash	2,237	2,102
Intangibles, net	1,391	1,615
Goodwill	635	635
Total assets	$71,712	$30,257

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$9,864	$3,663
Loan from related party	1,000	5,150
Convertible notes, net	—	18,844
Operating lease liability	326	283
Merger transaction costs payable in shares	4,250	—
Credit facility and other loans	19,340	57
Customer deposits and deferred revenue	12,857	2,163
Total current liabilities	47,637	30,160

Deferred income tax liability	305	305
Operating lease liability, non-current	965	1,291
Credit facility, non-current	8,054	4,170
Total liabilities	56,961	35,926

Shareholders’ equity (deficit):
Common Stock Class A, $0.0001 par value; 80,000,000 authorized; 28,043,449 and 11,268,877 shares issued and outstanding as of December 31, 2023 and 2022, respectively	3	1
Additional paid-in capital	78,410	5,185
Stock subscriptions receivable	—	(15)
Accumulated deficit	(63,662)	(10,840)
Total shareholders’ equity (deficit) attributable to Volato Group, Inc.	14,751	(5,669)
Total shareholders’ equity (deficit)	14,751	(5,669)
Total liabilities and shareholders’ equity (deficit)	71,712	$30,257

VOLATO GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share data)

	For the Years Ended December 31,
	2023	2022
Revenue	$73,338	$96,706

Costs and expenses:
Cost of revenue	82,025	94,280
Selling, general and administrative	28,822	11,611
Total costs and expenses	110,847	105,891

Loss from operations	(37,509)	(9,185)

Other income (expenses):
Gain from deconsolidation of investments	—	581
Gain from sale of consolidated entity	387	—
Gain from sale of equity-method investment	883	—
Other income	180	15
Loss from change in fair value forward purchase agreement	(13,403)	—
Interest expense, net	(3,358)	(866)
Other expenses	(15,311)	(270)

Loss before provision for income taxes	(52,820)	(9,455)
Provision for incomes taxes (benefit)	2	(55)
Net Loss before non-controlling interest	(52,822)	(9,400)
Less: Net Loss attributable to non-controlling interest	—	(33)
Net Loss attributable to Volato Group, Inc.	$(52,822)	$(9,367)

Basic and Diluted net loss per share	$(3.46)	$(0.83)

Weighted average common share outstanding:
Basic and diluted	15,245,004	11,268,879

VOLATO GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Years ended December 31,
	2023	2022
Operating activities:
Net Loss	(52,822)	(9,367)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	200	162
Stock compensation expense	82	17
Fair value of common stock issued to employees	94	—
Gain from sale of equity-method investments	(883)	(581)
Gain from sale of consolidated entity	(387)	—
Gain (loss) from equity-method investments	(22)	45
Deferred income tax benefit		(80)
Amortization right-of-use asset	296	—
Amortization of debt discount	183	42
Change in fair value forward purchase agreement	13,403	—
Changes in assets and liabilities:
Accounts receivable	(1,111)	(2,223)
Prepaid and other current assets	(1,642)	(1,586)
Deposits	(3,858)	(11,399)
Account payable and accrued liabilities	5,662	2,217
Operating lease liability	(283)	—
Customers’ deposits and deferred revenue	10,694	1,321
Net cash used in operating activities	(30,394)	(21,432)
Investing activities:
Cash payment for property and equipment	(637)	(259)
Proceeds from sale of interest in equity-method investment	4,235	6,575
Payment for acquisition of GCA	—	(1,850)
Payment for the purchase of equity-method investments	(2,328)	—
Proceeds from the sale of consolidated entity	506	—
Cash obtained from acquisition of GCA	—	679
Net cash provided by investing activities	1,776	5,145
Financing activities:
Proceeds from lines of credit	1,000	4,950
Repayments of lines of credit	—	(5,800)
Collection on subscription receivable	15	35
Proceeds from issuance of convertible notes	12,670	18,879
Purchase of forward purchase agreement	(18,911)	—
Proceeds from forward purchase agreement	2,525	—
Proceeds from other loans	—	4,500
Repayment on loans	(787)	(6)
Proceeds from business combination	19,081	—

Business combination closing costs	(2,359)	—
Proceeds from the sale of preferred stock	24,204	—
Proceeds from exercise of stock options	23	—
Net cash provided by financing activities	37,461	22,558
Net increase in cash	8,843	6,271
Cash and restricted cash, beginning of year	7,879	1,608
Cash and restricted cash, end of period	$16,722	$7,879
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,268	$61
Cash paid for income taxes	—	—
Non-Cash Investing and Financing Activities:
Credit facility for the aircraft deposits	24,000	—
Conversion of line of credit to convertible note with related party	6,001	—
Original debt discount	230	—
Conversion of Preferred stock to common stock class A	62,565	—
Merger transaction cost payable in stock	4,250	—
Liabilities assumed in merger transaction unpaid at 12/31/2023	1,722	—
Initial recognition of right-of-use asset	—	1,612
Fair value adjustment to equity-method investment upon deconsolidation	—	34
Acquisition of vehicle – direct finance	—	63

Adjusted EBITDA
We calculate Adjusted EBITDA as net loss adjusted for (i) interest expense, net, (ii) provision for income taxes (benefit) (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition, integration, and capital raise related expenses, and (v) other items not indicative of our ongoing operating performance. We include Adjusted EBITDA as a supplemental measure for assessing operating performance.
The following tables reconcile Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure (in thousands):

	Year Ended December 31,
Adjusted EBITDA	2023	2022
Net loss	$(52,822)	$(9,367)
Interest expense	3,358	866
Provision for income tax benefit (benefit)	2	(55)
Loss from change in fair value of forward purchase agreement	13,403	—
Depreciation and amortization	200	162
Equity-based compensation expense	82	17
Net loss attributable to non-controlling interest	—	(33)
Gain from deconsolidation of investments	—	(581)
Gain from sale of consolidated entity	(387)	—
Gain from sale of equity-method investment	(883)	—
Other income	(180)	(15)
Acquisition, integration, and capital raise related expenses(1)	167	21
Other items not indicative of our ongoing operating performance(2)	4,918	—
Adjusted EBITDA	$(32,142)	$(8,985)
(1) Represents non-capitalizable Business Combination expenses in 2023 and acquisition expenses associated with Gulf Coast Aviation in 2022.
(2) Represents costs incurred related to business realignment.

	Fourth Quarter Ended December 31,
Adjusted EBITDA	2023	2022
Net loss	$(23,636)	$(3,094)
Interest expense	931	413
Provision for income tax benefit (benefit)	2	25
Loss from change in fair value of forward purchase agreement	13,403	—
Depreciation and amortization	24	41
Equity-based compensation expense	19	7
Net loss attributable to non-controlling interest	—	(33)
Other income	(22)	53
Acquisition, integration, and capital raise related expenses(1)	106	—
Other items not indicative of our ongoing operating performance(2)	1,061	—
Adjusted EBITDA	$(8,112)	$(2,588)
(1) Represents non-capitalizable Business Combination expenses in 2023.
(2) Represents costs incurred related to business realignment.